                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 21, 2003

                            InforMedix Holdings, Inc.
             (Exact name of registrant as specified in its charter)

           Nevada                  000-50221              88-0462762
(State or other jurisdiction      (Commission            (IRS Employer
      of incorporation)           File Number)        Identification No.)


Georgetowne Park, 5880 Hubbard Drive, Rockville, MD       20852-4821
---------------------------------------------------       ----------
     (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (301) 984-1566

                                       n/a
          (Former name or former address, if changed since last report)

Item 5. Other Events.
---------------------

InforMedix Holdings, Inc. (the "Company) has commenced a private placement of units with aggregate gross proceeds of between $1.5 million and $5 million. Each unit will consist of a number of shares of common stock determined by dividing the purchase price per Unit of $50,000 by, the lower of $.50 per share and the average closing bid price of the Common Stock for the five (5) consecutive trading days immediately preceding and including the second trading day immediately prior to the initial closing date. For each Share of Common Stock issued, the Company shall also issue one A Warrant and one B Warrant to purchase one-half share of Common Stock of InforMedix. The Company intends to utilize the net proceeds of the private placement to provide funding for product development, marketing, sales and administrative expenses and to retire certain existing debt. In connection with the private placement, Informedix has agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering the resale of the shares purchased and shares issuable upon exercise of the warrants, as well as the securities issued in a recent bridge financing.

The units offered in the private placement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from those registration requirements. This report does not and will not constitute an offer to sell or the solicitation of an offer to buy shares or warrants and is being issued under Rule 135c under the Securities Act.

Founded in 1997, InforMedix has developed the Med-eMonitor(TM) System to provide Real-Time Medical Management and Patient Communications for clinical drug trials. The Company has integrated a portable patient-interactive monitoring device, hardware, software and network communications system to enable pharmaceutical and biotechnology companies, and medical researchers to efficiently monitor and manage patients' medication compliance, protocol adherence, clinical response, and safety. Med-eMonitor is specifically designed to improve patient medication compliance and protocol adherence in clinical drug trials The Med-eMonitor System leverages InforMedix's strong intellectual property consisting of 15 issued and 10 patents pending. The Company's patents have been cited as prior art by patent examiners in over 154 other issued patents.

This report contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. Such forward-looking statements include statements regarding our future capital needs and our proposed private placement. The terms of any actual private placement could differ materially from that projected in the forward-looking statements, as a result of known and unknown risk factors and uncertainties. References made to the discussion of the risk factors are detailed in the Company's filings with the Securities and Exchange Commission, including the report on Form 10-QSB for the quarter ended June 30, 2003, our
Annual Report on Form 10-KSB for the year ended December 31, 2002, our prospectuses, dated November 9, 2001 and April 8, 2003, as supplemented, and our other filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and we disclaim any obligation to update or revise the information contained in any such forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7.  Financial Statements and Exhibits.

None

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 21, 2003              INFORMEDIX HOLDINGS, INC.


                                     By: /s/ Bruce A. Kehr
                                         ----------------------------
                                         Dr. Bruce A. Kehr
                                         Chairman and Chief Executive Officer